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                                                                Exhibit (23)A.

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Summit Bancorp (formerly UJB Financial Corp.):

We consent to incorporation by reference in Registration Statement No. 2-78500 on Form S-8, Registration Statement No. 33-13930 on Form S-8, Registration Statement No. 33-19469 on Form S-8, Registration Statement No. 33-36209 on Form S-8, Registration Statement No. 33-38172 on Form S-8, Registration Statement No. 33-53870 on Form S-3, Registration Statement No. 33-58152 on Form S-3, Registration Statement No. 33-62972 on Form S-8, Registration Statement No. 33-54667 on Form S-8, and Registration Statement No. 33-61353 on Form S-8 of Summit Bancorp (formerly UJB Financial Corp.) of our report dated January 16, 1996 except as to the first and fourth paragraphs of Note 2, which are as of March 1, 1996, relating to the consolidated balance sheets of UJB Financial Corp. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and our report dated January 16, 1996, except as to the first and fourth paragraphs of
Note 2, which are as of March 1, 1996, relating to the combined consolidated balance sheets of Summit Bancorp and subsidiaries as of December 31, 1995 and 1994, and the related combined consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995 which reports are incorporated by reference in the December 31, 1995 Annual Report on Form 10-K of Summit Bancorp.

The reports of KPMG Peat Marwick LLP refer to changes in the method of accounting for certain investments and postemployment benefits in 1994 and a change in the method of accounting for income taxes in 1993.


                                                /s/ KPMG Peat Marwick LLP
                                                ------------------------------
                                                KPMG Peat Marwick LLP

Short Hills, New Jersey
March 29, 1996